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                                                                   EXHIBIT 10.66

                        MOBILE DATA COOPERATION AGREEMENT

                            SERIAL NO. CUVAS-A3040/S

              PARTY A: CHINA UNICOM TELECOMMUNICATIONS CORPORATION

                   PARTY B: SHANGHAI WEILAN COMPUTER CO., LTD.

                              DATE: APRIL 17, 2003

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                                TABLE OF CONTENTS

Preface

Chapter 1         Purpose

Chapter 2         Definitions

Chapter 3         Scope of Cooperation and Working Interface

Chapter 4         Customer Service Management Interface

Chapter 5         Security of Mobile Data Services

Chapter 6         Billing and Settlement

Chapter 7         Intellectual Property and Confidentiality

Chapter 8         Liability for Breach and Dispute Resolution

Chapter 9         Force Majeure

Chapter 10        Amendment or Termination

Chapter 11        Effectiveness and Miscellaneous

Signature page

Exhibit 1:        Billing and Settlement

Exhibit 2:        Mobile Data Services and Rate

Exhibit 3:        Party B's Service Statement to Subscribers

Exhibit 4:        Interface Maintenance Responsibilities of the Parties

Exhibit 5: Information Source's Guarantee Letter Concerning the Security of Networking Information

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                                     PREFACE

This cooperation agreement (this "Agreement") is entered into as of April 17, 2003 in Beijing, by and between the following parties:

Party A: China Unicom Telecommunications Corporation (hereinafter referred to as the "Party A" or "China Unicom"), a corporation established and existing in accordance with the laws of the People's Republic of China, with registered office at Jia No.133 North Xidan Street, Xicheng District, Beijing, People's Republic of China, its legal representative is Yang Xianzu;

Party B: Shanghai Weilan Computer Co., Ltd. (hereinafter referred to as the "Party B" or "Weilan"), a corporation established and existing under the laws of the People's Republic of China, with its registered office at No.558 West Dazhi Road, Malu Township, Jiading District, Shanghai, its Chief Executive Officer is Mark Begert.

                               CHAPTER 1 PURPOSE

WHEREAS:

1. Party A is a telecommunications operator approved by the authority in charge of information industry in the State Council to provide the general public nationwide with basic telecom services and VAT telecom services, with its own telecom infrastructure network, data service platform, service sale system, and tremendous customer base. Party A has the full authority to execute and perform this Agreement.

2. Party B is a content provider ("CP")/service provider ("SP") that lawfully provides mobile data contents/services, qualified to operate the cooperation service under this Agreement, and has been granted with the following certifications:

         (a)      Corporate Person Business License (No.3101142019650)

         (b) Operation License for Telecom and Information Service (Hu ICP Zheng No.000106)

         (c)      Operation License for Telecom VAT Service (No.__________ )

         (d) Such certificates of qualifications and/or acceptance of service testing approved by Party A.

         Party B has the full authority to execute and perform this Agreement, and intends to provide mobile content service based on Party A's mobile telecom network and data service platform.

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         THEREFORE, the parties entered into this cooperation agreement in accordance with the principles of mutual benefit and advantage sharing, and for the purpose of achieving a win-win situation through developing China Unicom's mobile data services.

                             CHAPTER 2 DEFINITIONS

         For the purpose of this Agreement, the following terms shall have the meaning as defined thereof be definitions. Other relevant terms that are not explicitly defined hereunder shall be defined according to laws and regulations or PRC laws or the rules of competent authorities, to the extent that there is no explicit definition in such laws and regulations, such terms shall be defined according to the industrial practice.

2.1      "CP/SP"

         "CP" is an abbreviation for "Content Provider." For the purpose of this Agreement, "CP" shall only refer to the provider that provides information sources for the services.

         "SP" is an abbreviation for "Services Provider." For the purpose of this Agreement, "SP" shall refer to professional service entities that provide telecom and information services. "SP" can be a network operator or an integrator of business provided by other network providers and provides integrate services to its customers.

         In this Agreement, "CP/SP" shall include all the professional entities willing to cooperate with Party A, use Party A's mobile telecom network and data service platform, and provide various mobile data services to Party A's mobile telecom network subscribers.

2.2 "SUBSCRIBERS" shall refer to such individuals, corporate persons or other entities that connect with Party A's mobile telecom network and data service platform via mobile terminals or other telecom terminals approved by Party A, and voluntarily receive mobile data services provided by Party A and Party B.

2.3 "MOBILE DATA SERVICES" shall refer to data services and applications based on Party A's mobile telecom network.

2.4      "MOBILE TELECOM NETWORK AND DATA SERVICE PLATFORM"

         For the purpose of this Agreement, "Mobile Telecom Network" refers to mobile telecom infrastructure facilities provided by Party A. "Data Service Platform" refers to service platform in addition to mobile telecom network, which is specially designed for one or more specific data services, including but not limited to subscriber interface, CP/SP interface, business management and application billing functions.

2.5 "SERVICE SUPPORTING SYSTEMS" means subscriber management, billing, settlement, and accounting systems needed for the normal operation of services.

2.6 "COMMUNICATION CHANNEL" means physical and logical connections within mobile communication system for the communication between subscribers.

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2.7      "PORT" means the interface for the communication connection between data service platform and mobile telecom network, data service platform and application server provided by CP/SP, including communication address and relevant specifications.

2.8 "DATA VOLUME" means the communication volume coming in and out of the data service platform.

2.9 "TESTING" means the testing on services provided by CP/SP, which may include network connection test, interface conformity test, and function test, so as to ensure the service meet with the requirements for activation.

2.10 "GRACE PERIOD FOR WITHDRAW", means certain period that if the CP/SP services needed to be terminated, the CP/SP shall make prior notice to subscribers in appropriate manner within such period prior to the termination thereof, and in which period Party B shall continue its services to subscribers according to subscriber agreement.

2.11 "EQUIPMENT JUNCTION POINT" means the location of linkage between two physical or logical equipments.

2.12 "MAINTENANCE INTERFACE" , as the whole service system is composed of different parts, and the responsibility of maintenance also belongs to different parties, the maintenance interface is to set up the location for different parties to take responsibility for maintenance.

2.13 "SYSTEM MAINTENANCE" means the daily maintenance and trouble shooting for the normal operation of system.

2.14 "GATEWAY" means the equipment that provides the function of protocol transition and system interconnection.

2.15 "CUSTOMIZE" means the subscribers acknowledge their acceptance of content services, and voluntarily ask for such services.

2.16     "7X24" means 7 days a week 24 hours a day, without public holidays.

2.17 "COMMUNICATION FEE" means such fee arising from the use of Party A's network resources by subscribers or the CP/SP; communication fee shall be collected by Party A from subscribers or the CP/SP.

2.18 "INFORMATION SERVICE FEE", means such fee arising from the use of CP/SP's content information or application services other than communication fee. In consideration that Party A provides connection service, customer service, billing service and fee collection service, so the information service fee shall be divided in certain portions between Party A and Party B.

2.19 "CORPORATE CODE" refers to "China Unicom Mobile Data Services CP/SP Corporate Code", which is the sole corporate identification that Party A assigns to Party B.

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              CHAPTER 3 SCOPE OF COOPERATION AND WORKING INTERFACE

3.1 Party A shall provide Party B with paid communication channel and its network subscriber resources, and provide Party B with paid connection service, customer service, billing service and fee collection service (for standard and measure for billing and settlement, please see
         Exhibit 1) based on Party A's customer service, billing and service supporting system.

3.2      The corporate code that Party A assigns to Party B is: 20000.

3.3 Party A shall guarantee the uniqueness and steadiness of the corporate code assigned to Party B; the parties acknowledge that Party A's systems shall include but not limited to billing and settlement system, data service platform system and customer service system, the corporate code that Party A assigns to Party B and the corporate name of Party B shall have the same effect in identification of Party B.

3.4 Party B shall provide subscribers with such mobile data services as set forth in Exhibit 2 through Party A's mobile telecom network and data service platform.

3.5 Prior to the formal launch of any mobile data services (including the modification thereof), Party B shall obtain Party A's written confirmation of acceptance after testing. Upon Party B's request, Party A shall issue such written confirmation document upon the testing of Party B's services to the satisfaction of Party A.

3.6 Before Party B provides in any method any mobile data services to Party A's subscribers, Party B shall provide sufficient notice to Party A regarding the content, method and billing of such services, and the content of such notice shall not be less than those set forth in
         Exhibit 3. Party B shall start to provide such services only to the extent that there is evidence shows that it has made the notice mentioned above and has obtained the confirmation and/or customization from subscribers acknowledging their acceptance of mobile data VAT services. Without Party A's prior consent in writing, Party B shall not request subscribers to accept such customization and collect corresponding fees from subscribers in any way to the effect that "subscribers' acquiescence will be deemed as acceptance" or "customization can only be cancelled by making a phone call or sending a short message, otherwise it shall be deemed as accepted", nor impose any unnecessary burdens to subscribers as a result of such issues.

3.7 During the term of this Agreement, Party A and Party B shall be responsible for the maintenance of their respective interface according to the junction point of such equipment. For details, please see
         Exhibit 4.

3.8 During the term of this Agreement, Party B shall upon Party A's request provide Party A with reports on the subscriber development, subscriber category, subscriber habit, business prospect forecast, and subscriber information necessary for the administration of such services, ensure timely upgrade of Party A's subscriber database.

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3.9      Party B agrees to strictly observe in its mobile data services such management measures, service quality standards, customer service standards and other relevant documentations that Party A has already stipulated or will stipulate from time to time.

3.10 During the term of cooperation, any additions of mobile data services by Party B or any modification of Party B's business scope and price shall be subject to billing test to the satisfaction of Party A, only with written approval of Party A.

3.11 If necessary, Party A and Party B may separately or jointly promote in various ways mobile data services.

3.12 Party A has the right to negotiate with Party B for the registration of China Unicom's brand and use such brand in the promotion of mobile data services upon Party A's examination and approval.

3.13 Party B shall use Party A's name, logo and other relevant materials of Party A in its separate promotion of mobile data services only to the extent that Party A so requires or such use has been approved by Party A in writing.

3.14 Party B shall be solely liable for any consequences arising from mobile data services in any form provided by any third party provides to subscribers through Party B's maintenance interface, Party A shall take no responsibility to subscribers or such third party for any consequences thereof.

                CHAPTER 4 CUSTOMER SERVICE MANAGEMENT INTERFACE

4.1      Both parties shall establish 7x24 hours hot-line service center.

4.2 Customer complaints or enquiries received by Party A's enquiry center shall be directed to Party B for resolution of such issues not belonging to Party A, Party B shall send initial reply to Party A or directly response to Party B within one (1) hour thereafter, and shall be responsible for the final explanation or resolution of such issues.

4.3 Party B shall not instruct customers to contact Party A on the basis that the enquiries or complaints it has received are attributable to Party A. If Party B believes that the enquiries or complaints it received belong to Party A, Party B's customer service personnel or customer service system shall assist Party A to analyze and resolve such enquiries or complaints, and contact with Party A within one (1) hour after receipt thereof, and direct the same to Party A upon Party A's confirmation.

                   CHAPTER 5 SECURITY OF MOBILE DATA SERVICES

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5.1      Party A shall have the right to conduct necessary testing and data statistics from time to time during the service operation period upon such services provided by Party B, and, in light of the testing results, to require Party B carry out rectification in accordance with Party A's mobile data services management procedures.

5.2 Party A shall have the right to control and adjust the data volume, determine the portion of the maintenance interface that belongs to Party A and notify Party B of its determination.

5.3 Party B shall ensure that its services have no existing or potential material hidden defect that will be exploited by individual subscriber to cause damage to Party A's mobile telecom network, data service platform or the profit of other subscribers.

5.4 Party B shall observe State laws, regulations and policies concerning telecommunication and Internet contents, ensure that the content of its information services is not in violation of relevant State laws, regulations and policies, and will not send through Party A's system such illegal information listed in the "Information Source's Guarantee Letter Concerning the Security of Networking Information" (attached hereto as Exhibit 5).

5.5 Party B shall be responsible to solve all disputes in connection with the security and legality of the information it provided.

5.6 If Party A's business operation suffers any losses due to Party B's violation of section 5.4, Party B shall compensate to Party A's losses. If Party A suffers any negative impact due to Party B's violation of section 5.4, Party B shall publicly acknowledge its liabilities thereto, and make public apology to Party A.

5.7 Party B shall, through its transmission of various data on Party A's communication platform, ensure the data volume will not cause any damage to the safe loading of Party A's network. Party A shall have the right to restrict the transmission of any abnormal overload data or information volume that causes negative impact on the security of its network operation.

                        CHAPTER 6 BILLING AND SETTLEMENT

6.1 Party A shall collect both the communication fee and information service fee and Party B shall not collect any fee from the subscribers. Details for the billing and settlement of fees for mobile data services is attached as Exhibit 1 hereto.

6.2 Party A shall be entitled to various communication fee arising from the use of Party A's communication network by its subscribers or by Party B.

6.3 Proceeds of information service fee arising from the mobile data services provided by Party B shall be shared between Party A and Party B in certain percentage. Party A's share in the proceeds is based on the following services it provided: mobile communication network subscriber resources, relevant service platform, service testing and quality supervision, unified customer service and business promotion, collection of information service fees, and/or billing services.

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6.4      If the subscribers refuse to pay information service fee due to problems with the quality of Party B's services, Party B shall, in addition to paying the communication fee arising from the use of Party A's mobile communication network, pay Party A's share of the information service fee according to the percentage provided in Exhibit 1 hereto.

6.5 Party B shall provide Party A with the standards for charging for its services in the format provided by Party A, and the final charge rate shall be subject to Party A's confirmation. The formal implementation of any change to Party B's pricing shall be subject to Party A's prior confirmation.

6.6 Party B shall submit a formal invoice to Party A after the settlement of information service fee with Party A.

6.7 Party A shall make full payment of the information service fee within the specified period and in a manner agreed by the parties.

              CHAPTER 7 INTELLECTUAL PROPERTY AND CONFIDENTIALITY

7.1 Issues relating to copyrights, trade marks, patents and other intellectual property rights shall be handled in compliance with relevant State laws; Party B shall, in accordance with relevant State laws and regulations, obtain appropriate authorization/ or enter into license agreements with the intellectual property rights owner/patentee and or/agent, to ensure that data service provided by Party B will not infringe on the legal interest of the respective owners/patentee, and shall upon Party A's request, present such authorization/license documents to Party A. Party A shall not be liable for any intellectual property right disputes between Party B and any third parties.

7.2 Party B shall be responsible to solve all the disputes in connection with the security and legality of the information provided by itself. Party B undertakes and warrants that the information services that it provide will not violate the intellectual rights or other civil rights of any third parties. Party B further undertakes that it will be liable for damages with respect to any and all lawsuit, claims, administrative punishment, damages and losses arising from the violation of the undertakings and warrants above mentioned.

7.3 Party A and Party B shall keep confidential this cooperation and the details of this Agreement. Neither party shall disclose the details of this Agreement and other relevant content to any third parties without prior written consent of the other party.

7.4 During the term of this Agreement and two years thereafter, neither party shall disclose, reveal or provide any business secret (including financial secret), technical secret, business know-how and/or other confidential information and materials (whether such information or materials are in written, oral or other forms) that such Party obtained from the other Party.

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7.5      During the term of this Agreement and two years thereafter, both parties shall keep confidential of business secret (including financial secret), technical secret, business know-how and/or other confidential information and materials (whether such information or materials are in written, oral or other forms) that have been jointly created by the parties in the performance of this Agreement, without the other Party's consent, neither party shall disclose, reveal or provide the same to any third parties.

             CHAPTER 8 LIABILITY FOR BREACH AND DISPUTE RESOLUTION

8.1 Both parties shall observe the provisions of this Agreement, if any Party suffers damage or the cooperation hereunder is unable to proceed due to the failure of the other Party to perform its obligations, warrants or undertakings hereunder, or the violation of its representations hereunder, then the other Party shall constitute a breach of this Agreement.

8.2 If any Party's breach causes negative social impact or economic losses to the other Party, the Party not in breach shall have the right to hold the breaching Party responsible for such breach, ask the breaching Party to eliminate such impact and make corresponding compensations, and shall have the right to terminate this Agreement.

8.3 Any disputes arising from or in connection with this Agreement shall be settled through amicable consultations between the parties in the spirit of cooperation.

8.4 The parties agree, if any dispute arising out of or relating to this Agreement can not be settled through consultations, such dispute shall be submitted to Beijing Arbitration Commission for arbitration in accordance with the arbitration rules of the Commission. The arbitration award is final and binding on both parties. The arbitration shall be conducted in Chinese.

8.5 The execution, performance and interpretation of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

                            CHAPTER 9 FORCE MAJEURE

9.1 "Force Majeure" means all the events that can not be controlled or foreseen, nor can be avoided by the parties hereto, which prevent any Party to perform part or all of this Agreement. These events shall only include: earthquake, landslide, collapse, flood, typhoon, abnormal weather, and fire, explosion, accident, war, riot, insurgence, mutiny, social upheaval or violence, terrorism event, sabotage, or any other similar or dissimilar incidents.

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9.2      Any Party hereto shall not be held responsible for the other Party's losses or the failure or delay to perform all or any part of this Agreement due to Force Majeure event.

9.3 The Party effected by such Force Majeure event shall promptly inform the other Party of its occurrence in writing and within 15 days thereafter send a valid certificate issued by the relevant authority explaining the detail of such event and the reason for the failure or delay to perform all or any part of this Agreement. Both parties shall negotiate whether continue to perform or terminate this Agreement according to the degree of impact on the performance hereof caused by such event.

                      CHAPTER 10 AMENDMENT OR TERMINATION

10.1 During the cooperation between the parties, relevant business management rules and relevant customer management rules stipulated by Party A for mobile data services shall be incorporated as the supplement hereto. If there is any conflict between the provisions of this Agreement and the management rules aforesaid, the management rules shall prevail. Both parties agree to negotiate on the conflicting provisions, and execute supplement agreement on the amendment of this Agreement.

10.2 If any Party hereof intends to amend or revise this Agreement, it shall send written notice to the other Party at least 15 day prior thereto. The parties shall negotiate on the written form amendment or modification of this Agreement.

10.3 In the event that any Party hereto is unable to continue its operation or the mobile data VAT service cooperation hereunder due to the other Party's failure in performing its obligations and responsibilities hereunder, or material violation of the provisions of this Agreement, it shall be deemed as a unilateral termination of this Agreement by the Party in breach, and the Party not in breach shall have the right to claim for compensation from the Party in breach for the economic losses caused by such breach, and terminate this Agreement.

10.4 If, for whatever reason, Party B withdraw from the services, Party B shall make at least 1 month prior notice to Party A, and provide 1-3 months grace period to continue its services to the subscribers and make at least [90] days announcement about the termination of services on its website (WW/WAP) or other channels to the subscribers.

                   CHAPTER 11 EFFECTIVENESS AND MISCELLANEOUS

11.1 This Agreement shall become effective as of the date it is signed by the authorized representative of the parties and affixed with the official seal of the parties, the term hereof shall be one year, which is renewable upon agreement by both Party A and Party B through consultation.

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11.2     This Agreement and Exhibits hereto are in four originals, each of Party
         A and Party B holds two originals thereof, which are of the equal legal effect.

11.3 All the Exhibits hereto constitute an integral part of this Agreement, with the same legal validity as this Agreement.

11.4 Upon the effective date of this Agreement, the "China Unicom SMS Cooperation Agreement" between Party B and China Unicom Shanghai Branch, Party A's branch company located in the place of connection, shall be terminated simultaneously.

11.5     Contacts for Party A and Party B:

         Party A:
         Name: Li Hong
         Tel: 010-66504032
         Fax: 010-66504005
         Email: lih@chinaunicom.com.cn

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         Party B:
         Name: Cheng Jun
         Tel: 010-85118622
         Fax: 010-85118623
         Email: jun.cheng@staff.linktone.com

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                                 SIGNATURE PAGE

Party A:                   China Unicom Telecommunications Corporation
Representative:            /s/ Wang Yingpei
Date:                      April 17, 2003

Party B:                   Shanghai Weilan Computer Co., Ltd.
Representative:            /s/Mark Begert
Date:                      March 19, 2003

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                                    EXHIBIT 1

                             BILLING AND SETTLEMENT

1. Party B shall indicate the collection of information fee in each message delivered in accordance with Party A's format requirements.

2.       BILLING RATE FOR SMS

         A.       Communication fee:

                  (a) communication fee shall be determined and collected by China Unicom;

                  (b) with respect to information ordered through mobile phones, upon subscribers' successful receipt of messages, the upload communication fee shall be charged at RMB 0.05 per message, and the download communication fee shall be collected according to the amount of messages actually received by subscribers, the rate is RMB 0.05 per message;

                  (c) with respect to information ordered by subscribers via Internet, communication fee shall be charged according to the amount of download messages at RMB
                           0.05 per message;

                  (d) with respect to the "peer to peer" mode (SMS between mobile phones): upon subscriber's successful sending of messages, the calling party shall be collected RMB
                           0.10 per message;

                  (e) with respect to system feedback in the use of mobile data services, the subscribers shall not be charged any fees.

                  For example, with respect to system information indicating subscriber's successful operation, system failure or feedback to subscriber in the event of subscriber's unsuccessful operation, both the upload and download communication shall be free of charge.

         B.       Information service fee:

                  (a) in principle, information service fee shall be determined by Party B, and implemented upon Party A's verification and approval;

                  (b) information service fee shall be charged to the sending party upon subscriber's successful receipt of information;

                  (c) fee cap shall be applied to Party B's information service fee

                           Fee cap for charge per message: RMB2 per message;

                           Fee cap for monthly fee: RMB30/month (50% if the service period is less than 15 days for one month).

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                           For details of the service fees (information service
                           fee), please see Exhibit 2.

3.       SPECIAL CHARGES FOR PUSH SERVICES

         A. "PUSH services" means such services provided by CP/SP without subscribers voluntary application, and which is received by subscribers through mobile terminals;

         B. subscribers shall not be charged with any fees for the receipt of PUSH services;

         C. Party B shall pay Party A download communication fees at the rate of RMB 0.05 per message for PUSH services;

         D. Party B shall not publish information relating to services; without prior consent, Party B shall not send any advertisement or other commercial information to subscribers.

4.       REVENUE SHARING BETWEEN PARTY A AND PARTY B

         Party A shall take communication fees, and information service fees shall be shared between Party A and Party B in certain percentage after deduction of 4% business tax and 8% non performing debt reserve:

         A. Revenue sharing basis: information service fees receivable (after deduction of 4% business tax and 8% non performing debt reserve)

         B. During the first three-month period after the formal launch of services, Party A shall take 20%, and Party B shall take 80%, of information service fee. If at certain point during the first three months Party B's service volume exceeds 10 million messages per month (including 10 million messages), then Party A shall take 10% and Party B take 90% of the information service fess generated in that month.

         C. From the first day of the month after the three-month period of the launch of Party B's services, the following revenue sharing percentage shall apply according to the monthly volume in the following grades:

                                            Unit: 10 thousand messages per month

                                 GRADE 1                GRADE 2               GRADE 3             GRADE 4
VOLUME                   greater than = to 1000  greater than = to 500  greater than = to 100  less than 100
PARTY A'S SHARE          10%                     20%                    30%                    40%
PARTY B'S SHARE          90%                     80%                    70%                    60%

Note: The service volume above shall be calculated according to the amount of actual messages (including information ordering and monthly fee), not including PUSH services initiated by Party B.

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5.       SETTLEMENT

         A.       The settlement shall be conducted once in each month.

         B. The parties shall, during the 10th to 20th of each month, verify the data of the previous month's information service fees, and settle the previous month's information fees during the 25th to 28th of each month. That is, information service fees accrued in a given month shall be verified in the following month, and be settled in the month after.

         C. The schedule of information service fees collected by Party A for the account of Party B shall be based on the report of successful call cession that Party A provides to Party B.

         D. If the discrepancy of the billing between Party A's billing and Party's billing is lower than 5%, the billing shall be based on Party A's billing, otherwise both parties shall verify the reasons for such discrepancy and timely find out reasonable solutions thereto.

6.       OTHERS

         A. Party B must notify subscribers of the amount of messages upon delivery of message service.

         B. If the subscriber selects group calling via Internet, the calling party shall be charged according to the amount of call numbers and the corresponding rate of communication fees and information fees, the amount of call numbers for each group calling shall not be more than 2 numbers.

7.       BANK INFO

         Party A's bank:
         Party A's bank account:

         Party B's bank:            Southwest Branch, Huangpu Branch of
                           Industrial and Commercial Bank
         Party B's bank account:

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                                    EXHIBIT 2
                          MOBILE DATA SERVICES AND RATE

1.      Service: [X] Short Message [ ] Mobile Internet [ ] Download [ ] Location

        Connection mode: [X] Internet [ ] PL [ ] LAN

        Connection location: Shanghai

        Time for launch: Party A's formal issuance of launching document

2.      Party B's customer service number: 021-53531253

3.      Person in charge of customer service: Yao Baoxin

4.      URL of Party B's mobile data services: www.linktone.com

5.      Service description and billing rate: please see "SMS Description
        List".

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                                    EXHIBIT 3

                   PARTY B'S SERVICE STATEMENT TO SUBSCRIBERS

BILLING AND SETTLEMENT:

Collected by China Unicom on behalf of Weilan


CHANGE, SUSPENSION AND TERMINATION OF SERVICE:

1.       Weilan may change or suspend its service at its own discretion.

2. Weilan may terminate service if Weilan determines in its own discretion that users breach service regulation.

LINKAGE WITH THIRD PARTY WEBSITE:

Weilan bears no liability for any content of any linked website or transmissions from any websites linked to Weilan's URL.

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                                    EXHIBIT 4

              INTERFACE MAINTENANCE RESPONSIBILITIES OF THE PARTIES

CHINA UNICOM'S KEY RESPONSIBILITIES:

1. contribute software and hardware required for mobile data network and platform.

2.       help to connect to Weilan's gateway or server.

3. provide Weilan with data service specifications and interface technical specifications.

4. maintain the normal operation of the network telecommunications and assume responsibility for network problems not caused by Party B. Have right to restrict any abnormal transmission that may affect its network operation security.

5. provide to Weilan statistics for the information transmission volume used by Weilan through telecommunications channel, and ensure the reliability and timeliness of such statistics data.

6. notify Weilan in advance for any transmission interruption resulting from testing, maintenance or other foreseeable reasons, including the reason, time and period for such transmission interruption.

7. immediately notify Weilan of any transmission interruption caused by unforeseeable reasons such as problems with network switch or other network problems.

WEILAN'S RESPONSIBILITIES

1. responsible for the construction and maintenance of its own system, including all hardware equipment, system testing, connecting, maintenance, daily service management, marketing promotion and expenses.

2. responsible for the connection between Weilan's system and China Unicom's server or gateway and expenses for the application, lease and maintenance of relevant telecommunication lines.

3. responsible for the editing, review and production of the information that it provides, and ensure the timeliness, truthfulness, reliability and legality of such information, and assume related liabilities.

4. ensure the testing and connecting of its system would not affect the normal operation of China Unicom's network and assume related liabilities.

5. make prior notice to China Unicom in writing for the testing, activation and modification of its system, and notify subscribers of the same through effective means such as email,

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         advertisement or short messages upon China Unicom's confirmation, and shall reduce the impact on subscribers to the minimum degree.

6. observe China Unicom's emergence adjustment to the volume of short messages so as to ensure the normal operation.

7. undertakes not to create overload transmission volume that would harm the network safety when transmitting short-messages to China Unicom's network or platform.

8.       provide 7x24 system maintenance.

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                                   EXHIBIT 5:

                      INFORMATION SOURCE'S GUARANTEE LETTER
                CONCERNING THE SECURITY OF NETWORKING INFORMATION

CPSP shall conform to following regulations in connection with China Unicom's mobile communications network, UNINET or related service platform:

1.       comply with state laws, regulations and administrative rules.

2. not undertake any activity that may harm state security, divulge state secrets, violate state constitution and laws, impede state or national union, or any disseminate any information thereon or having the content of pornography or violence.

3.       comply with state laws and regulations on intellectual property.

4. ensure the testing and connecting of its system would not affect the normal operation of China Unicom's network, UNINET or related service platform.

5. put in place effective security and protection measures, and be subject to supervision of competent authorities.

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